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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 2001 included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-52952, File No. 333-20999, File No. 333-46647, File No. 333-56237 and File No. 333-69653)
and Forms S-8 (File No. 333-14243 and File No. 333-28427).


                                                    /s/ ARTHUR ANDERSEN LLP
                                                    ----------------------------

Philadelphia, Pennsylvania
  March 28, 2001